Exhibit 99.1

Synthetic Biologics Rebrands as Theriva Biologics

-Rebrand solidifies sharpened clinical development strategy to advance unique oncolytic viruses optimized for intravenous (IV) administration -

Rockville, MD, October 12, 2022 – Theriva Biologics, Inc. (NYSE American: TOVX), (“Theriva” or the “Company”) is the new name of Synthetic Biologics, Inc. (NYSE American: SYN). The new name, logo and branding elements were introduced to better reflect Theriva’s position as a clinical-stage pharmaceutical company developing a novel oncolytic adenovirus (OV) platform to address devastating cancers with high unmet need. In addition, the Company announced its common stock is expected to begin trading on NYSE American under the new ticker symbol “TOVX” on Thursday, October 13, 2022.

“The rebranding solidifies our strategic transformation and reflects our sharpened focus on advancing unique, oncolytic viruses optimized for IV administration,” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “We continue to build on the incredible progress made to date and are diligently advancing our OV pipeline. This includes lead clinical-stage program VCN-01, designed to break down the tumor stroma, and preclinical-stage program VCN-11, leveraging our proprietary Albumin Shield Technology to protect systemically administered oncolytic viruses from the host immune system. These two differentiated programs are intended to improve the anti-tumor effect of the oncolytic virus, co-administered chemotherapies and/or immuno-oncology therapeutics. Together, VCN-01 and VCN-11 position Theriva at the forefronts of oncolytic virus development. We are excited about Theriva’s path towards strategic growth, renewed corporate strategy and remain on track to deliver on upcoming value-driving milestones.”

The rebrand includes a new logo and corporate website that more accurately reflect the Company’s vision, mission and values. The unveiling of the rebranding is the culmination of an extensive effort to illustrate the Company’s potential to address devastating cancers with high unmet need through innovative therapeutic solutions with differentiated mechanisms of action.

Anticipated Milestones:

VCN-01

•	Initiation of VCN-01 dosing in an investigator sponsored study of brain tumors at the University of Leeds (H2 2022).

•	Initiation of a Phase 2 study of VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first line therapy in newly diagnosed metastatic PDAC patients (Q4 2022).

•	Clinical study initiation of VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma (H2 2023).

SYN-004

•	Initiation of the second cohort of the SYN-004 study in allo-HCT patients (H2 2022).

About Theriva Biologics, Inc.

Theriva Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat diseases in areas of high unmet need. The Company advanced into oncology through the acquisition of VCN Biosciences, S.L. (VCN), who have developed a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. The Company’s lead candidates are: (1) VCN-01, an oncolytic adenovirus designed to replicate selectively and aggressively within tumor cells, and to degrade the tumor stroma barrier that serves as a significant physical and immunosuppressive barrier to cancer treatment; (2) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent (a) microbiome damage, (b) Clostridioides difficile infection (CDI), (c) overgrowth of pathogenic organisms, (d) the emergence of antimicrobial resistance (AMR), and (e) acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (3) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Theriva Biologics' website at www.therivabio.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding the common stock beginning to trade on NYSE American under the new ticker symbol “TOVX” on Thursday, October 13, 2022, diligently advancing the Company’s OV pipeline, the programs improving the anti-tumor effect of the oncolytic virus, co-administered chemotherapies and/or immuno-oncology therapeutics, remaining on track to deliver on upcoming value-driving milestones, the potential to address devastating cancers with high unmet need through innovative therapeutic solutions with differentiated mechanisms of action, initiating VCN-01 dosing in an investigator sponsored study of brain tumors at the University of Leeds (H2 2022), initiating a Phase 2 study of VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first line therapy in newly diagnosed metastatic PDAC patients (Q4 2022), initiating a Clinical study of VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma (H2 2023) and Initiating the second cohort of the SYN-004 study in allo-HCT patients (H2 2022) . These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s and VCN’s ability to reach clinical milestones when anticipated including advancing the OA pipeline, initiation of VCN-01 dosing in an investigator sponsored study of brain tumors at the University of Leeds (H2 2022), initiation of a Phase 2 study of VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first line therapy in newly diagnosed metastatic PDAC patients (Q4 2022), initiation of a Clinical study of VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma (H2 2023) and Initiation of the second cohort of the SYN-004 study in allo-HCT patients (H2 2022), the Company’s ability to successfully combine and operate the business of the Company Biologics and VCN, the Company’s and VCN’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results; the ability to complete clinical trials on time and achieve the desired results and benefits, continuing clinical trial enrollment as expected; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s and VCN’s ability to promote or commercialize their product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of the Company’s and VCN’s products, developments by competitors that render such products obsolete or non-competitive, the Company’s and VCN’s ability to maintain license agreements, the continued maintenance and growth of the Company’s and VCN’s patent estate, the ability to continue to remain well financed, and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Chris Calabrese

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

917-680-5608